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                                                                    Exhibit 10.2


                               THE MIDLAND COMPANY
                          SUPPLEMENTAL RETIREMENT PLAN

         The Midland Company continues, with this Agreement, a plan for the purpose of providing benefits for certain participants in the Midland-Guardian Co. Salaried Employees' Retirement Plan in excess of the limitations on benefits imposed by specific sections of the Internal Revenue Code. This Plan is an amended plan, the original plan being established by, and consisting of, a Board of Directors Resolution adopted on December 4, 1986.

                                    ARTICLE I
                                   DEFINITIONS

         Wherever used herein the following terms shall have the meanings hereinafter set forth:

                  1.1   "Beneficiary" means the Participant's Surviving
         Spouse or other person or persons designated as a beneficiary under the Qualified Plan.

                  1.2   "Board" means the Board of Directors of the Company.

                  1.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

                  1.4 "Company" means The Midland Company, an Ohio corporation, or, to the extent provided in Section 6.9 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

                  1.5 "Normal Retirement Date" means the first day of the month coinciding with or next following a Participant's 65th birthday.

                  1.6 "Participant" means an officer of the Company at a level of vice president and above who is a participant under the Qualified Plan.

                  1.7 "Plan" means The Midland Company Supplemental Retirement Plan.

                  1.8 "Qualified Plan" means the Midland-Guardian Co. Salaried Employees' Retirement Plan and each predecessor, successor or replacement salaried employees' retirement plan.



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                  1.9   "Qualified Plan Benefit" means the aggregate
         benefit payable to a Participant pursuant to the Qualified Plan by reason of his retirement, termination of employment, or death.

                  1.10 "Supplemental Benefit" means the benefit payable to a Participant pursuant to the Plan by reason of his retirement, his termination of employment, or death.

                  1.11 "Surviving Spouse" means a person who is married to a Participant at the date of his death and for at least one year prior thereto.

                  1.12 Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

                                   ARTICLE II
                                   ELIGIBILITY

         A Participant or Beneficiary who is eligible to receive a Qualified Plan Benefit, the amount of which is reduced by reason of the application of the limitations on benefits of Section 415 of the Code, the limitation on compensation of Section 401(a)(17) of the Code or any other limitations on benefits imposed by the Code, as in effect on the date for commencement of the Qualified Plan Benefit, or as in effect at any time thereafter, to the Qualified Plan shall be eligible to receive a Supplemental Retirement Benefit.

                                   ARTICLE III
                                    BENEFITS

         3.1 AMOUNT. The Supplemental Benefit payable to an eligible Participant or a Beneficiary on behalf of a Participant, shall be an amount equal to the difference between (a) and (b) below:

                  (a) The monthly amount of the Qualified Plan Benefit to which the Participant would have been entitled under the Qualified Plan if such Benefit were computed without giving effect to the limitations on benefits and compensation imposed by application of Sections 415 and 401(a)(17) of the Code; and

                  (b) The monthly amount of the Qualified Plan Benefit actually payable to the Participant under the Qualified Plan.



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         3.2    FORM OF BENEFIT. The Supplemental Benefit payable to a
Participant or Beneficiary shall be paid in the same form under which the Qualified Plan Benefit is payable to the Participant or Beneficiary. The Participant's election under the Qualified Plan of any optional form of payment of his Qualified Plan Benefit (with the valid consent of his Surviving Spouse where required under the Qualified Plan) shall also be applicable to the payment of his Supplemental Benefit.

         3.3 COMMENCEMENT OF BENEFIT. Payment of the Supplemental Benefit to a Participant shall commence on the same date as payment of the Qualified Plan Benefit to the Participant commences. Any election under the Qualified Plan made by the Participant with respect to the commencement of payment of his Qualified Plan Benefit shall also be applicable with respect to the commencement of payment of his Supplemental Retirement Benefit.

         3.4    APPROVAL OF COMPANY. Notwithstanding the provisions of
Sections 3.2 and 3.3 above, an election made by the Participation under the Qualified Plan with respect to the form of payment of his Qualified Plan Benefit, or the date for commencement of payment thereof, shall not be effective with respect to the form of payment or date for commencement of payment of his Supplemental Benefit unless such election is expressly approved in writing by the Company with respect to his Supplemental Benefit. If the Company shall not approve such election in writing, then the form of payment or date for commencement of payment of the Supplemental Benefit shall be selected by the Company in its sole discretion.

                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

         4.1 ADMINISTRATION BY THE COMPANY. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

         4.2 GENERAL POWERS OF ADMINISTRATION. All provisions set forth in the Qualified Plan with respect to the administrative powers and duties of the Company, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Plan. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.




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                                    ARTICLE V
                            AMENDMENT OR TERMINATION

         5.1 AMENDMENT OR TERMINATION. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

         5.2 EFFECT OF AMENDMENT OR TERMINATION. No amendment or termination of the Plan shall reduce or eliminate the benefits to which a current or former Participant or Beneficiary was entitled prior to the effective date of such amendment or termination. Upon amendment or termination of the Plan, the Company shall calculate the value of a Participant's benefits under this Plan as if he had terminated employment on the effective date of the Plan amendment or termination using the actuarial assumptions of the Qualified Plan and shall make benefit payments in accordance with Sections 3.2 and 3.3 which are at least equal in value to the benefits so calculated.

                                   ARTICLE VI
                               GENERAL PROVISIONS

         6.1 FUNDING. Nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of segregation for the Participant or Beneficiary. No Participant, Beneficiary or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant, Beneficiary or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

         6.2 GENERAL CONDITIONS. Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to a Qualified Plan Benefit shall also be applicable to a Supplemental Benefit payable hereunder. Any Qualified Plan Benefit shall be paid solely in accordance with the terms and conditions of the Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan.

         6.3 No GUARANTY OF BENEFITS. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

         6.4 NO ENLARGEMENT OF EMPLOYEE RIGHTS. No Participant or Beneficiary shall have any right to a benefit under the Plan



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except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

         6.5 SPENDTHRIFT PROVISION. No interest of any person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

         6.6 APPLICABLE LAW. The Plan shall be construed and administered under the laws of the State of Ohio.

         6.7 SMALL BENEFITS. If the actuarial value of any Supplemental Benefit is less than $3,500, the Company may pay the actuarial value of such Benefit to the Participant or Beneficiary in a single lump sum in lieu of any further benefit payments hereunder.

         6.8 INCAPACITY OF RECIPIENT. If any person entitled to a benefit payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

         6.9 CORPORATE SUCCESSORS. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the Transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 5.2.

        6.10 UNCLAIMED BENEFIT. Each Participant shall keep the Company informed of his current address and the current address of his spouse. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's Supplemental




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Retirement Benefit may first be made, payment may be made as though the
Participant had died at the end of the three year period. If, within one additional year after such three year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any Beneficiary, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or Beneficiary or any other person and such benefit shall be irrevocably forfeited.

         6.11   LIMITATIONS ON LIABILITY. Except for the Supplemental
Benefit provided for by Section 3.1 and notwithstanding any of the other preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, Beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer this  31  day of December, 1992.
                                                ----        ---------

                                    THE MIDLAND COMPANY

Attest:

                                    By /s/ John I. Von Lehman
                                      -----------------------------------------
                                      Vice President


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                             FIRST AMENDMENT TO THE
                                 MIDLAND COMPANY
                          SUPPLEMENTAL RETIREMENT PLAN

         THIS FIRST AMENDMENT, made and executed this 31st day of March, 2000, by THE MIDLAND COMPANY (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company maintains a nonqualified deferred compensation plan known as The Midland Company Supplemental Retirement Plan (the "Plan);

         WHEREAS, the Company is now the sponsor of the Plan;

         WHEREAS, the Company determined that it would be in the best interest of the Company and its eligible employees to adopt a Rabbi Trust effective as of March 31, 2000, to provide for the payment of benefits from the Plan;

         WHEREAS, Section 5.1 of the Plan allows the Company to amend the Plan;

         WHEREAS, pursuant to Section 5.1 of the Plan, the Company desires to amend the Plan in order to permit the Company to direct the payments to Participants, provide for the payment of benefits through a Rabbi Trust and to provide for the operation of the Plan after a Change of Control effective as of March 31, 2000.

         NOW THEREFORE, the Plan is amended as follows:

         1. Section 3.3 of the Plan is hereby amended by adding the following paragraph:

                  "The foregoing notwithstanding, upon recommendation of its Board of Directors or a committee duly designated by the Board of Directors, the Company may, at any time upon the Participant's consent, direct the payment in a lump sum of the Participant's Supplemental Retirement Benefit. In the event the Company exercises this option and the Participant consents, the Supplemental Benefit shall be converted into a lump sum using an interest rate and a mortality table as prescribed by Regulation 1.417(e)-1(d), or its successor provision as described in Section 7.03 of the Qualified Plan. The Participant shall have no right to request a distribution pursuant to this paragraph, and this paragraph shall not be construed to enlarge the Participants to receive distributions other than as provided above."






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         2.       Section 6.1 of the Plan is hereby deleted in its entirety and replaced with the following:

                           6.1  Rabbi Trust. The Plan shall be entirely
                  funded upon a Change of Control as provided in Section 7.1 through a Rabbi Trust Agreement as prescribed in Rev. Proc. 92-64 and no other provisions shall be made with respect to segregating assets of the Company for payment of any distributions hereunder except as may be required by Section
                  7.1. The right of a Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, the Midland-Guardian Co. or any related employer and neither the Participant nor a designated beneficiary shall have any rights in or against any specific assets of the Company, the Midland-Guardian Co. or any related employer.

         3. The Plan is amended by deleting Section 6.9 from the terms of the Plan. In addition, Section 6.10 shall be renumbered as Section 6.9 and
Section 6.11 shall be renumbered as Section 6.10.

         4. The Plan is amended by adding a new Article VII immediately following Article VI to read as follows:

                                   ARTICLE VII
                          CHANGE OF CONTROL PROVISIONS

         7.1 Impact of Event. In the event of a "Change of Control," as defined in Section 7.2 (i) the Supplemental Benefit determined under Article III shall include all benefits based on payments made to Participant as a result of the Change of Control ("Change of Control Compensation") or potential benefits and any benefits which a Participant is no longer eligible to receive under the Qualified Plan as a result of the Change of Control; (ii) Company shall, as soon as possible, but in no event longer than five (5) business days following the Change of Control, or sooner if directed by the Board, make an irrevocable contribution to the Rabbi Trust, as provided in Section 6.1, in an amount that is necessary to fully fund the benefits or potential benefits (including benefits provided in (i) above) for each Plan participant or beneficiary pursuant to the terms of the Plan as of the date on which the Change of Control occurred; (iii) the Supplemental Benefit shall be converted into a lump sum using an interest rate and a mortality table as prescribed by Regulation 1.417(e)-1(d) or its successor provision, as described in Section 7.03 of the Qualified Plan, and paid to the Participant within thirty (30) days of the effective date of the Change of Control or subsequent triggering event; and (iv) the Company shall be responsible for determining the identity of the person entitled to receive Supplemental Benefits under the Plan and the amount of such Supplemental Benefits and for completing the payment of Supplemental Benefits to any person entitled to receive Supplemental Benefits under the Plan based on the records of the Company prior to the change of Control.





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         7.2    Definitions of "Change of Control".

                a. "Change of Control" shall mean the first to occur of the following events:

                      i. The "acquisition" after the date hereof by any "Person" (as such term is defined below) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), of any securities of the Company (the "Voting Securities") which, when added to the Voting Securities then "Beneficially Owned" by such Person, would result in such Person "Beneficially Owning" 33-1/3% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that for purposes of this paragraph "a," a Person shall not be deemed to have made an acquisition of Voting Securities if such
Person: (A) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (B) is generally engaged in the business of underwriting securities and acquires the Voting Securities (the "Underwriting Securities") pursuant to the terms of an underwriting agreement (an "Underwriting Agreement") to which the Company and such underwriter are parties and which Underwriting Agreement is in accordance with Rule 10b-7 promulgated under the 1934 Act or to cover over allotments created in connection with a distribution of Voting Securities pursuant to an Underwriting Agreement; (C) acquires the Voting Securities directly from the Company; (D) as a result of a redemption or purchase of Voting Securities by the Company, becomes the Beneficial Owner of more than the permitted percentage of Voting Securities by the Company pursuant to a reduction of the number of Voting Securities outstanding resulting in an increase in the proportional number of shares Beneficially Owned by such Person; (E) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary") or (F) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined below).

                           ii.  The individuals who, as of January 1, 2000, are
members of the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company; provided, however, that if either the election of any new director or the nomination for election of any new director by the Company's stockholders was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest.

                           iii. Approval by shareholders of the Company of:




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                                (1)     A merger, consolidation or
reorganization involving the Company (a "Business Combination") other than a Non-Control Transaction; or


                                (2)     An agreement for the sale or other
disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

         Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because 33-1/3% or more of the then outstanding Voting Securities is Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Subsidiary or (y) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

                  b. "Non-Control Transaction" shall mean a Business Combination in which:

                          i.    The shareholders of the Company,  immediately
before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least 67% of the combined voting power for the election of directors generally of the outstanding securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination;

                           ii.  The individuals who were members of the Board of
Directors of the Company immediately prior to the execution of the agreement providing for the Business Combination constitute at least two-thirds of the members of the Board of Directors of the Surviving Corporation; or

                           iii. No Person (other than the Company or any
Subsidiary, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements or any trust forming a part thereof maintained by the Company, the Surviving Corporation, or any Subsidiary) who, immediately prior to the Business Combination, did not have Beneficial Ownership of 33-1/3% or more of the then outstanding Voting Securities, upon consummation of the Business combination, shall be the Beneficial Owner of 33-1/3% or more of the combined voting power of the election of directors generally of the Surviving Corporation's then outstanding securities.

         5. The Effective Date of this First Amendment shall be March 31, 2000 unless otherwise provided.



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         IN WITNESS WHEREOF and as evidence of the adoption of this FIRST
AMENDMENT, the Company has caused the same to be executed as of the day and year first above written.


WITNESSES:                                           THE MIDLAND COMPANY



/s/ Maria D. Bevington                 By: /s/ W. Todd Gray
------------------------------             -------------------------------------

s/ Hans Zimmer                             Its: Treasurer
------------------------------                  --------------------------------





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